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                                                                    EXHIBIT 23.3
             [LETTERHEAD OF FARMER, FUQUA, HUNT & MUNSELLE, P.C.]


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Transcontinental Realty Investors, Inc. on Form S-4 of (1.) our reports dated July 23, 1998, May 21, 1998, July 24, 1998, June 26, 1998, and June 26, 1998 on
the statements of revenues and direct operating expenses of Mountain Plaza Apartments, Parkway North, Plaza on Bachman Creek, The 4400 Apartments, and Ashton Way Apartments, respectively, all for the year ended December 31, 1997 appearing in the Form 8-K/A of Transcontinental Realty Investors, Inc. dated May 29, 1998; (2.) our report dated July 14, 1998 on the statement of revenues and direct operating expenses of Valley Rim for the year ended December 31, 1997 appearing in the Form 8-K/A of Transcontinental Realty Investors, Inc. dated June 26, 1998; (3.) our report dated October 30, 1998 on the statement of revenues and direct operating expenses of The Cliffs of Eldorado for the nine months ended December 31, 1997 appearing in the Form 8-K of Transcontinental Realty Investors, Inc. dated October 20, 1998; and (4.) our reports dated January 21, 1998, January 20, 1998 and April 15, 1998 on the statements of revenues and direct operating expenses of 1010 Commons, 225 Baronne, and Fontenelle Hills Apartments, respectively, all for the year ended December 31, 1997 appearing in the Form 8-K of Continental Mortgage and Equity Trust dated April 3, 1998.

/s/ Farmer, Fuqua, Hunt & Munselle, P.C.

FARMER, FUQUA, HUNT & MUNSELLE, P.C.
Dallas, Texas
January 11, 1999